SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 7, 2004

ITI 401(k) Plan

(Exact name of registrant as specified in its charter)

N/A	1-35	N/A

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1907 Calumet Street, Clearwater, FL		33765-7190

(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (727) 298-2000

Item 4. Changes in Registrant's Certifying Auditors

In connection with General Electric Company's prior acquisition of Instrument Transformers, Inc., GE has engaged KPMG LLP as its independent auditors to audit the financial statements of the ITI 401(k) Plan (the "Plan") for the year ended December 31, 2003. Spence, Marston, Bunch, Morris & Co. ("Spence Marston") was dismissed as auditors of the Plan. The Audit Committee of GE has approved the engagement of KPMG to audit the Plan. The reports of Spence Marston regarding the Plan's financial statements as of and for the years ended December 31, 2002 and 2001 did not contain any adverse opinion or disclaimer of opinion or any qualification or modification as to uncertainty, audit scope or accounting principles, except that the report of Spence Marston regarding the Plan's financial statements as of and for the year ended December 31, 2001 was a limited scope audit as permitted by the Department of Labor (DOL) in connection with the Plan's annual reporting obligation under the Employee Retirement Income Security Act (ERISA) and was filed with Form 5500. No auditing procedures were performed for the investments and investment earnings which were certified to by Franklin Templeton, the Trustee. Because of the significance of the information that was not audited, Spence Marston disclaimed an opinion on the 2001 financial statements. In connection with its audits for 2002 and 2001 and through the time of dismissal of Spence Marston, there have been no disagreements with Spence Marston on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Spence Marston, would have caused it to make reference to the matter in its reports. Spence Marston has been provided with a copy of the foregoing statements. Attached as Exhibit 16 is a copy of Spence Marston's letter dated July 7, 2004 stating its agreement with such statements.

On February 10, 2004, the Plan engaged KPMG LLP as its independent accountants to audit the Plan's financial statements for the year ended December 31, 2003. During the years ended December 31, 2002 and 2001 and through the date of engagement of KPMG LLP, the Plan did not consult with KPMG LLP on any accounting or auditing matter.

Item 7(c). Exhibits
(16)	Letter from Spence, Marston, Bunch, Morris & Co. to the Securities and Exchange Commission dated July 7, 2004

Exhibit Index
16	Letter from Spence, Marston, Bunch, Morris & Co. to the Securities and Exchange Commission dated July 7, 2004

(2)

Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ITI 401(k) Plan

By:	/s/ Patti Caron

Patti Caron Administrator
Date: July 7, 2004

(3)